Exhibit 99.1
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
OF
WYNDHAM WORLDWIDE CORPORATION
It is hereby certified that:
     1. The name of the corporation (hereinafter called the “Corporation”) is:
WYNDHAM WORLDWIDE CORPORATION
     2. The registered office of the corporation within the State of Delaware is hereby changed to 3411 Silverside Road, Rodney Building #104, Wilmington, Delaware 19180.
     3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Creations Network Inc., the business office of which is identical with the registered office of the Corporation as hereby changed.
     4. The Corporation has authorized the changes set forth above by resolution of its Board of Directors.
Executed on: March 2, 2011

/s/ Steve Meetre
Name:	Steve Meetre
Title:	Group Vice President, Legal and Assistant Secretary